EXHIBIT 99.1

FirstCash to Acquire Ramsdens, a Leading Pawn, Retail and Financial Services Operator in the United Kingdom

Expands presence in the U.K. market through the addition of 174 pawn locations with strong brand;

Further enhances FirstCash’s global leadership positioning and long-term growth platform;

Expected to be accretive to EBITDA and EPS

Fort Worth, Texas (June 23, 2026) -- FirstCash Holdings, Inc. (“FirstCash” or the “Company”) (Nasdaq: FCFS), the leading international operator of more than 3,300 retail pawn stores, today announced that it has reached agreement on the terms of a recommended cash acquisition of Ramsdens Holdings plc (“Ramsdens”), a leading operator of pawn stores in the United Kingdom. Under the terms of the agreement, FirstCash (through its wholly-owned U.K. subsidiary, Chess Bidco Limited) will pay cash consideration of 600 pence for each share of Ramsdens stock. In addition, Ramsdens shareholders will receive an interim cash dividend of up to 9 pence for each Ramsdens share to be paid on October 9, 2026. The total equity value, including cash consideration for the shares and the interim cash dividend, is approximately £206 million or $273 million USD based on the exchange rate as of the close of business on June 22, 2026.

The acquisition of Ramsdens, which operates 174 pawn locations across England, Scotland and Wales, expands FirstCash’s geographic footprint in the U.K. and provides enhanced scale, operating efficiencies and long-term growth opportunities in the market. This combination further builds FirstCash as the largest publicly traded pawn platform in the United States, Latin America and the United Kingdom and is expected to drive further long-term revenue and earnings growth.

Mr. Rick Wessel, Chief Executive Officer and Vice-Chairman of the Board of FirstCash, commented, “We are excited to add Ramsdens as part of the global FirstCash family. Ramsdens is a well-respected operator with a proven track record of operating successfully in the U.K. pawn market. This transaction will not only provide immediate revenue and earnings accretion to FirstCash upon closing, but also enhances our long-term growth profile through continued expansion of its industry-leading brands and platform. FirstCash looks forward to working together with the Ramsdens team to drive further long-term value for all of our customers, employees and shareholders.”

Mr. Peter Keynon, Chief Executive Officer of Ramsdens, commented, “I am exceptionally proud of Ramsdens’ transformational growth since our IPO in 2017. FirstCash is an internationally established sector leader, and I share their confidence and conviction in the outlook for Ramsdens, which is underpinned by our diversified model and established reputation for consistently doing the right thing for our customers and our fantastic people.”

Compelling Strategic and Financial Benefits

•	Strengthens FirstCash’s position as a leading pawnbroking operator in the U.K.: Ramsdens represents a highly complementary strategic fit alongside FirstCash’s existing U.K. operations following the acquisition of H&T, creating a scaled U.K. platform with a combined network of almost 470 stores with limited location overlap between the existing footprints of H&T and Ramsdens.

•	Unlocks Further Growth and Revenue Synergies for Ramsdens: The Ramsdens platform is expected to benefit from the additional growth capital provided by FirstCash which should support increased pawn lending activities and resulting revenue growth in the existing Ramsdens stores while providing further opportunities for additional geographic expansion in the U.K.

•	Enhances Scale and Operating Leverage: The addition of the 174 Ramsdens stores increases FirstCash’s scale, operational footprint and ability to leverage efficiencies in the U.K. and across its global platform. Upon closing, FirstCash expects to have over 3,500 pawn locations worldwide.

•	Financially Compelling: The transaction is expected to drive further revenue growth and be accretive to both EBITDA and EPS, strengthening FirstCash’s financial profile and long-term shareholder value.

Ramsdens Financial Highlights

Trailing Twelve Months Ended March 31, 2026 (USD) (1)

•	Revenue	$200 million
•	Net income	$26 million
•	Adjusted EBITDA (2)	$40 million

(1)	Amounts presented on an IFRS basis in USD using a GBP/USD average exchange rate over the period of 1.34.

(2)	Calculated as reported EBITDA less expenses related to depreciation of the right-of-use assets and interest on lease liabilities, which are treated as “rent expenses" for compatibility to FirstCash’s reported Adjusted EBITDA.

Transaction Timeline and Additional Details

The acquisition has been unanimously approved by the Boards of Directors of both FirstCash and Ramsdens. The transaction is subject to approval by Ramsdens’ shareholders and customary regulatory approvals in the United Kingdom. The transaction is expected to close by the end of 2026, subject to receipt of these approvals and the satisfaction of other customary closing conditions.

Advisors

Jefferies LLC is serving as exclusive financial advisor to FirstCash. Gowling WLG (UK) LLP and Alston & Bird LLP are serving as legal counsel to FirstCash.

Cavendish is serving as exclusive financial advisor to Ramsdens. Addleshaw Goddard LLP is serving as legal advisor to Ramsdens.

Further Information; No Offer or Solicitation

This release is for information purposes and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the all-cash offer by Chess Bidco Limited (“Bidco”), an indirect wholly-owned subsidiary of FirstCash Holdings, Inc. (the “Company”), for the entire issued and to be issued share capital of Ramsdens, a company incorporated in England and Wales (“Ramsdens”) (such acquisition, the “Acquisition”), or otherwise, nor shall there be any sale, issuance or transfer of securities of Ramsdens in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “U.K. Companies Act”) (or, if the Acquisition is implemented by way of a takeover offer, as such term is defined in the U.K. Companies Act (the “Takeover Offer”), the offer document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme document (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document). Ramsdens shareholders are urged to read the Scheme document when it becomes available, because it will contain important information relating to the Acquisition.

Additional Information

The Acquisition is being made to acquire the shares of an English company by means of a scheme of arrangement provided for under English law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Securities Exchange Act of 1934, as amended (“U.S. Exchange Act”). Accordingly, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the U.S. tender offer and proxy solicitation rules. The financial information included in this release and the Scheme documentation has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the U.S. If Bidco exercises its right to implement the Acquisition by way of a Takeover Offer, such offer will be made in compliance with applicable U.S. laws and regulations.

The receipt of cash pursuant to the Acquisition by a U.S. holder as consideration for the transfer of its Ramsdens shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws. Each Ramsdens shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act (to the extent applicable), Bidco, its nominees or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Ramsdens shares outside of the U.S., other than pursuant to the Acquisition, until the date on which the Acquisition becomes effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made, they would be made outside of the U.S. and would be in accordance with applicable law, including the U.S. Exchange Act and the United Kingdom City Code on Takeovers and Mergers (the “Code”). These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-Looking Statements

This release contains forward-looking statements regarding, among other things, the Acquisition, the anticipated benefits and timing of the Acquisition and the business, financial condition, outlook and prospects of the Company and Ramsdens. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “outlook,” “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations, outlook and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. With respect to the proposed Acquisition, these factors, risks and uncertainties include, without limitation, the risk that the Acquisition may not be consummated, including as a result of a failure by Company or Ramsdens to obtain the necessary shareholder (in the case of Ramsdens) or regulatory approvals required for the Acquisition, or that required regulatory approvals may delay the Acquisition or result in the imposition of conditions that could reduce the anticipated benefits from the Acquisition, or the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition; the risk that Company will incur additional indebtedness to finance the Acquisition, which may not be on favorable terms to the Company; the length of time necessary to consummate the Acquisition, which may be longer than anticipated for various reasons; the risk that Ramsdens will not be combined and integrated successfully; the risk that the cost savings, synergies and other benefits from the Acquisition may not be fully realized or may take longer to realize than expected; the diversion of management time on Acquisition-related issues; the risk that costs associated with the integration of Ramsdens is higher than anticipated; increased exposure to local economic and political conditions, exchange rate fluctuations and the extensive regulatory regime in the U.K.; risks related to the ability to hire and retain key Ramsdens personnel; and the effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, or other regulatory compliance costs.

Additional risks and uncertainties with respect to the Company are discussed and described in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Publication on website

In accordance with Rule 26.1 of the Code, a copy of this release will be made available, subject to certain restrictions, on the Company’s website at https://investors.firstcash.com/ by no later than 12 noon (London time) on the business day following publication of this release. For the avoidance of doubt, the contents of any websites referred to in this release are not incorporated into and do not form part of this release.

Right to request hard copies

In accordance with Rule 30.3 of the Code, a person so entitled may request a hard copy of this release (and any document or information incorporated into it by reference to another source) by contacting Ramsdens’ registrars, Equiniti, by writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom or by calling them during business hours on +44 (0)371 384 2030. Lines are open from 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (except English and Welsh public holidays). Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate. For persons who receive a copy of this release in electronic form or via a website notification, a hard copy of this release (and any document or information incorporated by reference into this release) will not be sent unless so requested. In accordance with Rule 30.3 of the Code, such persons may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be sent in hard copy form.

About FirstCash

FirstCash is the leading international operator of pawn stores focused on serving cash and credit-constrained consumers. FirstCash operates more than 3,300 pawn stores in the U.S., Latin America and the U.K. Most of the stores buy and sell a wide variety of jewelry, electronics, tools, appliances, sporting goods, musical instruments and other merchandise, and make small non-recourse pawn loans secured by pledged personal property. FirstCash’s pawn operations currently account for over 90% of net revenue, with the remainder provided by its wholly owned subsidiary, AFF, a leading provider of customer payment solutions at the point-of-sale for retailers of consumer goods and services.

FirstCash is a component company in both the Standard & Poor’s MidCap 400 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the Nasdaq, the creator of the world’s first electronic stock market. For additional information regarding FirstCash and the services it provides, visit FirstCash’s websites located at http://www.firstcash.com, http://www.americanfirstfinance.com and http://www.handt.co.uk.

About Ramsdens

Ramsdens is a U.K.-based diversified provider of financial services and a retail operator, serving customers primarily through a nationwide estate of high street stores and complementary online channels.

Ramsdens primarily operates across the following business segments:

•	Pawnbroking – provision of short-term, asset backed loans secured against customer assets, predominantly jewelry and watches;

•	Foreign currency exchange – the purchase and sale of foreign currency notes, together with the provision of travel money products including multi-currency cards and international transfers;

•	Purchase of precious metals – acquisition of gold and other valuables from customers, with subsequent resale into wholesale or bullion markets; and

•	Jewelry retail – sale of new and pre-owned jewelry and watches through the Ramsdens Group’s store network and online channels.

These activities are delivered through a combination of physical stores, of which there are currently 174 across the U.K., and a growing digital platform, providing Ramsdens with a diversified and complementary income base. Ramsdens currently employs 877 employees across its operations.

For further information, please contact:

Gar Jackson

Global IR Group

Phone:	(817) 886-6998
Email:	gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer

Phone:	(817) 258-2650
Email:	investorrelations@firstcash.com
Website:	investors.firstcash.com

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